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                                                                   EXHIBIT 11.1
ULTICOM, INC.
Schedule of Computation of Earnings Per Share

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
                                           YEAR ENDED          ONE MONTH ENDED                  YEAR ENDED
                                          DECEMBER 31,           JANUARY 31,                    JANUARY 31,
                                          ------------         ---------------          ----------------------------
                                             1997                   1998                    1999             2000
                                             ----                  ----                    ----             ----
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BASIC EPS:

Net income (loss)....................     $      2,055         $          (431)      $       1,567    $       1,574
Weight average shares outstanding....           32,727                  32,727              32,727           32,727
                                           -----------          --------------        ------------     ------------
Basic EPS............................     $       0.06         $         (0.01)      $        0.05    $        0.05
                                           ===========          ==============        ============     ============
DILUTED EPS:
Net income (loss)....................     $      2,055         $          (431)      $       1,567    $       1,574
                                           -----------          --------------        ------------     ------------
Weighted average shares outstanding..           32,727                  32,727              32,727           32,727
Effective of dilutive securities -
  options............................               -                       -                  360            1,032
                                           -----------          --------------        ------------     ------------
Weighted average common and common
  equivalent shares outstanding......           32,727                  32,727              33,087           33,759
                                           -----------          --------------        ------------     ------------
Diluted EPS..........................     $       0.06         $         (0.01)      $        0.05    $        0.05
                                           ===========          ==============        ============     ============
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